As filed with the Securities and Exchange Commission on July 31, 2009
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TEXTRON INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware	05-0315468
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Westminster Street
Providence, Rhode Island 02903
(Address of Principal Executive Offices) (Zip Code)

Textron Savings Plan
Textron Canada Savings Plan
 (Full Title of the Plan)

Jayne M. Donegan
Associate General Counsel
Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903
(Name and Address of Agent for Service)
401-421-2800
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [  ✓ ]                                                           Accelerated filer   [   ]

Non-accelerated filer   [   ]                                                                Smaller reporting company   [   ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock .125 per value per share (1)	25,000,000 shares	$11.16	$279,000,000	$15,568.20

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“1933 Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Textron Savings Plan.

(2)
This registration statement includes 24,500,000 shares of common stock with respect to the Textron Savings Plan and 500,000 shares with respect to the Textron Canada Savings Plan.  Such presently indeterminable number of additional shares of common stock is also registered hereunder as may be issued to prevent dilution resulting from stock splits, stock dividends or other similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(h) under the 1933 Act, on the average of the high and low prices per share of Textron's Common Stock reported on the New York Stock Exchange, Inc. on July 27, 2009.

INTRODUCTION

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission by Textron Inc. (“Textron”), a Delaware corporation relating to (i) 24,500,000 shares of Textron’s common stock, par value $.125 per share (“Common Stock”) to be offered and sold under the Textron Savings Plan (the “Plan”), as well as interests in the Plan to be offered to eligible participants under the Plan, and (ii) 500,000 shares of Common Stock to be offered and sold under the Textron Canada Savings Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in prospectuses for the Plans that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

 PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.   Incorporation of Documents by Reference

The following documents are incorporated by reference in this registration statement:

(a)    The Textron Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2008 and Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009;

(b)    Textron’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4, 2009 and July 4, 2009;

(c)    Textron’s Current Reports on Form 8-K filed on February 27, 2009, April 27, 2009, April 28, 2009, May 5, 2009, June 4, 2009, July 9, 2009, July 16, 2009, July 21, 2009 and July 28, 2009;

(d)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above;  and

(e)    The description of Textron’s Common Stock which is contained in the registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by Textron pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item  4.   Descriptions of Securities

Inapplicable

Item  5.   Interests of Named Experts and Counsel

The validity of the securities has been passed upon by Jayne M. Donegan, Associate General Counsel for Textron.  Ms. Donegan is a full time employee of Textron and holds restricted stock units and options to purchase shares of Textron Common Stock.

Item  6.   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation.  Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Textron’s Amended and Restated By-Laws require Textron to indemnify each officer and director to the full extent permitted by law.  In addition, Textron maintains directors’ and officers’ liability insurance policies and has entered into an Indemnity Agreement with each of its officers and directors.  The Indemnity Agreement is intended to supplement the indemnification protection provided by the Amended and Restated By-Laws and such insurance policies and indemnifies them against certain liabilities arising out of their service as officers or directors of Textron and its affiliates.

Article Twelfth of Textron’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, directors of Textron will not be liable for monetary damages to Textron or its stockholders for breaches of their fiduciary duties.

Item  7.   Exemption from Registration Claimed

   Inapplicable.

Item  8.   Exhibits

4.1	Restated Certificate of Incorporation of Textron as filed January 29, 1998. Incorporated by reference to Exhibit 3.1 to Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998.
4.2	Amended and Restated By-Laws of Textron. Incorporated by reference to Exhibit 3.1 to Textron’s Current Report on Form 8-K filed September 26, 2008.

5	Legal Opinion of Jayne M. Donegan, Associate General Counsel.

Note:  Textron undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jayne M. Donegan is included in her legal opinion filed as Exhibit 5 hereof.

24	Power of Attorney (included on the signature page hereof).

Item  9.   Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 31st day of July, 2009.

TEXTRON INC.
    (Registrant)

By: /s/Frederick K. Butler
                          Frederick K. Butler
      Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terrence O’Donnell, Arnold M. Friedman and Jayne M. Donegan, and each of them acting individually, as his or her attorney in fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 29th day of May, 2009, by the following persons in the capacities indicated.

     Name                                                                                    Title

/s/Lewis B. Campbell Lewis B. Campbell /s/Richard L. Yates Richard L. Yates

Chairman, Chief Executive
Officer and Director
(principal executive officer)

Senior Vice President, Corporate Controller and Acting Chief Financial Officer
(principal financial officer and principal accounting officer)

/s/Kathleen M.Bader Kathleen M. Bader /s/R. Kerry Clark R. Kerry Clark	Director Director
/s/Ivor J. Evans Ivor J. Evans /s/Lawrence K. Fish Lawrence K. Fish /s/Joe T. Ford Joe T. Ford	Director Director Director
/s/Paul E. Gagné Paul E. Gagné /s/Dain M. Hancock Dain M. Hancock	Director Director
/s/Lord Powell of Bayswater KCMG Lord Powell of Bayswater KCMG /s/Lloyd G. Trotter Lloyd G. Trotter /s/Thomas B. Wheeler Thomas B. Wheeler	Director Director Director
/s/James L.Ziemer James L. Ziemer	Director
Pursuant to the requirements of the Securities Act of 1933, Textron Inc., as Plan Administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Providence, State of Rhode Island on July 31, 2009.

                   TEXTRON INC., as Plan Administrator for
                   the Textron Savings Plan and for the
                   Textron Canada Savings Plan

By:  /s/ Terrence O’Donnell
       Terrence O’Donnell
       Executive Vice President and
       General Counsel

Date:  July 31, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Textron as filed January 29, 1998. Incorporated by reference to Exhibit 3.1 to Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998.
4.2	Amended and Restated By-Laws of Textron. Incorporated by reference to Exhibit 3.1 to Textron’s Current Report on Form 8-K filed September 26, 2008.

5	Legal Opinion of Jayne M. Donegan, Associate General Counsel.

Note:  Textron undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jayne M. Donegan is included in her legal opinion filed as Exhibit 5 hereof.

24	Power of Attorney (included on the signature page hereof).